                                                                      EXHIBIT 16


                               AIM BALANCED FUND
                           AIM GLOBAL UTILITIES FUND
                                AIM GROWTH FUND
                              AIM HIGH YIELD FUND
                                AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                             AIM MONEY MARKET FUND
                            AIM MUNICIPAL BOND FUND
                                 AIM VALUE FUND


SCHEDULE OF PERFORMANCE QUOTATIONS

Average Annual Total Returns Pursuant to SEC Standardized Formula

                                                   (n)
SEC Formula:                               P(1 + T)   = ERV

Where      P              =       a hypothetical initial payment of $1,000.
           T              =       average annual total return (assuming the
                                  applicable maximum sales load is deducted at
                                  the beginning of the 1, 5, or 10 year
                                  periods).
           n              =       number of years.
           ERV            =       ending redeemable value of a hypothetical
                                  $1,000 payment at the end of the 1, 5, or 10 year periods (or fractional portion of such period).


Average Annual Total Return (without Assuming Payment of Full Sales Load) Pursuant to Non-Standardized Formula

                                        (n)
                                  P(1+U)   = ERV

Where      P              =       a hypothetical initial payment of $1,000.
           U              =       average annual total return assuming payment
                                  of only a stated portion of, or none of, the
                                  applicable maximum sales load at the
                                  beginning of the stated period.
           n              =       number of years.
           ERV            =       ending redeemable value of a hypothetical
                                  $1,000 payment at the end of the stated
                                  period.

Cumulative Total Return Pursuant to Non-Standardized Formula

                                        (n)
                                  P(1+V)   = ERV

Where      P              =       a hypothetical initial payment of $1,000.
           V              =       cumulative total return assuming payment of
                                  all of, a stated portion of, or none of, the
                                  applicable maximum sales load at the
                                  beginning of the stated period.
           n              =       number of years.
           ERV            =       ending redeemable value of a hypothetical
                                  $1,000 payment at the end of the stated
                                  period.



                               AIM BALANCED FUND
                           AIM GLOBAL UTILITIES FUND
                              AIM HIGH YIELD FUND
                                AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                            AIM MUNICIPAL BOND FUND

30-Day Yield Quotation Pursuant to SEC Standardized Formula

                                                     (6)
                      YIELD  =  2[((a-b)/(c x d) + 1)   -1]

Where      a              =       dividends and interest earned during a stated
                                  30-day period.  For purposes of this
                                  calculation, dividends are accrued rather
                                  than recorded on the ex-dividend date.
                                  Interest earned under this formula must
                                  generally be calculated based on the yield to
                                  maturity of each obligation (or, if more
                                  appropriate, based on yield to call date).
           b              =       expenses accrued during period (net of
                                  reimbursement).
           c              =       the average daily number of shares
                                  outstanding during the period.
           d              =       the maximum offering price per share on the
                                  last day of the period.



                            AIM MUNICIPAL BOND FUND

30-Day Tax-Equivalent Yield Quotation Pursuant to SEC Standardized Formula

                                                             (6)
               Tax-Equivalent Yield  =  2[((a-b)/(c x d) + 1)   -1]
                                        ------------------------------
                                                 (1 - 39.6)

                             AIM MONEY MARKET FUND

7-Day Yield Quotation Pursuant to SEC Standardized Formula

                                   V    - V
                                    (1)    (0)  X  365
                              Y =  -----------     ---
                                       V            7
                                        (0)

Where      Y              =       annualized yield.
           V              =       the value of a hypothetical pre-existing
            0                     account in the Fund having a balance of one
                                  share at the beginning of a stated seven-day
                                  period.
           V              =       the value of such an account at the end of
            1                     the stated period.



Effective 7-Day Annualized Yield Pursuant to SEC Standardized Formula

                                           (365/7)
                              EY =   (Y+1)            -1

where      EY             =       effective annualized yield.
           Y              =       annualized yield, as determined above.